Exhibit 99.1

Mercury General Corporation Announces Fourth Quarter and Fiscal 2021 Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 15, 2022 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today the fourth quarter and fiscal 2021 results:

Consolidated Highlights

	Three Months Ended December 31,		Change		Nine Months Ended September 30,		Change
	2021	2020	$	%	2021	2020	$	%
(000's except per-share amounts and ratios)
Net premiums earned (2)	$958,266	$921,860	$36,406	3.9%	$3,741,948	$3,555,635	$186,313	5.2%
Net premiums written (1) (2)	$932,678	$895,528	$37,150	4.1%	$3,855,369	$3,611,543	$243,826	6.8%

Net realized investment (losses) gains, net of tax (3)	$43,217	$90,209	$(46,992)	(52.1)%	$88,210	$67,727	$20,483	30.2%
Net income	$30,473	$166,743	$(136,270)	(81.7)%	$247,937	$374,607	$(126,670)	(33.8)%
Net income per diluted share	$0.55	$3.01	$(2.46)	(81.7)%	$4.48	$6.77	$(2.29)	(33.8)%

Operating (loss) income (1)	$(12,744)	$76,534	$(89,278)	(116.7)%	$159,727	$306,880	$(147,153)	(48.0)%
Operating (loss) income per diluted share (1)	$(0.23)	$1.38	$(1.61)	(116.7)%	$2.88	$5.54	$(2.66)	(48.0)%
Catastrophe losses net of reinsurance (4)	$19,000	$21,000	$(2,000)	(9.5)%	$104,000	$64,000	$40,000	62.5%
Combined ratio (5)	105.4%	93.3%	—	12.1 pts	98.3%	93.1%	—	5.2 pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information
Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in
"Supplemental Schedules."

(2)

The Company's net premiums earned and written were reduced by $0.1 million and $127.7 million for the three and twelve months ended December 31, 2020, respectively, due to premium refunds and credits to its eligible policyholders for reduced driving and business activities following the outbreak of the COVID-19 pandemic. Excluding these premium refunds and credits, net premiums earned and written increased 1.6% and 3.1%, respectively, for the twelve months ended December 31, 2021 from the corresponding period in 2020.

(3)

Net realized investment gains before tax were $55 million and $114 million for the three months ended December 31,
2021 and 2020, respectively, and $112 million and $86 million for the twelve months ended December 31, 2021 and
2020, respectively. The changes in fair value of the Company's investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option for its investments as permitted under GAAP.

(4)

Catastrophe losses due to the events that occurred during the three and twelve months ended December 31, 2021 totaled approximately $18 million and $109 million, respectively, with no reinsurance benefits used for these losses. In addition, the Company experienced unfavorable development of approximately $1 million and favorable development of approximately $5 million on prior years' catastrophe losses for the three and twelve months ended December 31, 2021, respectively. The majority of 2021 catastrophe losses resulted from the deep freeze and other extreme weather events in Texas and Oklahoma, rainstorms, wildfires and winter storms in California, and the impact of Hurricane Ida in New
Jersey and New York. Catastrophe losses due to the events that occurred during the three and twelve months ended
December 31, 2020 totaled approximately $21 million and $69 million, respectively, with no reinsurance benefits used for these losses. In addition, the Company experienced favorable development of approximately $5 million on prior years' catastrophe losses for the twelve months ended December 31, 2020. The majority of 2020 catastrophe losses resulted from wildfires and windstorms in California and extreme weather events outside of California.

(5)

The Company experienced favorable development of approximately $2 million and $3 million on prior accident years'
loss and loss adjustment expense reserves for the three months ended December 31, 2021 and 2020, respectively, and favorable development of approximately $26 million and unfavorable development of approximately $23 million on prior accident years' loss and loss adjustment expense reserves for the twelve months ended December 31, 2021 and
2020, respectively. The year-to-date favorable development in 2021 was primarily attributable to lower than estimated losses and loss adjustment expenses in the homeowners and private passenger automobile lines of insurance business, partially offset by unfavorable development in the commercial automobile and commercial property lines of insurance business, while the year-to-date unfavorable development in 2020 was primarily attributable to higher than estimated losses and loss adjustment expenses in the homeowners and commercial automobile lines of insurance business, partially offset by favorable development in the private passenger automobile line of insurance business.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
(000's except average annual yield)
Average invested assets at cost (1)	$ 4,799,548	$ 4,398,360	$ 4,681,462	$ 4,291,888
Net investment income (2)
Before income taxes	$ 34,161	$ 34,057	$ 129,727	$ 134,858
After income taxes	$ 30,048	$ 30,286	$ 115,216	$ 120,043
Average annual yield on investments - after income taxes (2)	2.5%	2.8%	2.5%	2.8%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

Net investment income before and after income taxes for the three months ended December 31, 2021 remained relatively steady compared to the corresponding period in 2020, resulting largely from a lower average yield on investments mostly offset by higher average invested assets. The lower net investment income before and after income taxes for the twelve months ended December 31, 2021 compared to the corresponding period in 2020 resulted largely from a lower average yield on investments, partially offset by higher average invested assets. Average annual yield on investments after income taxes for the three and twelve months ended December 31, 2021 decreased compared to the corresponding periods in
2020, primarily due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher with lower yielding investments, as a result of decreasing market interest rates.

The Board of Directors declared a quarterly dividend of $0.6350 per share. The dividend will be paid on March 30, 2022 to shareholders of record on March 16, 2022.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the Company's ability to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cyber security, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Net premium earned	$ 958,266	$ 921,860	$ 3,741,948	$ 3,555,635
Net investment income	34,161	34,057	129,727	134,858
Net realized investment gains	54,705	114,189	111,658	85,731
Other	2,141	1,478	10,024	8,287
Total revenues	$ 1,049,273	$ 1,071,584	$ 3,993,357	$ 3,784,511
Expenses:
Losses and loss adjustment expenses	778,637	629,716	2,760,155	2,395,343
Policy acquisition costs	164,829	164,184	633,385	627,788
Other operating expenses	66,674	66,312	283,397	285,831
Interest	4,268	4,262	17,113	17,048
Total expenses	$ 1,014,408	$ 864,474	$ 3,694,050	$ 3,326,010

Income before income taxes	34,865	207,110	299,307	458,501
Income tax expense	4,392	40,367	51,370	83,894
Net income	$ 30,473	$ 166,743	$ 247,937	$ 374,607

Basic average shares outstanding	55,371	55,358	55,368	55,358
Diluted average shares outstanding	55,374	55,358	55,374	55,358

Basic Per Share Data
Net income	$ 0.55	$ 3.01	$ 4.48	$ 6.77
Net realized investment gains, net of tax	$ 0.78	$ 1.63	$ 1.59	$ 1.22

Diluted Per Share Data
Net income	$ 0.55	$ 3.01	$ 4.48	$ 6.77
Net realized investment gains, net of tax	$ 0.78	$ 1.63	$ 1.59	$ 1.22

Operating Ratios-GAAP Basis
Loss ratio	81.3%	68.3%	73.8%	67.4%
Expense ratio	24.2%	25.0%	24.5%	25.7%
Combined ratio (a)	105.4%	93.3%	98.3%	93.1%

(a)	Combined ratio for the three months ended December 31, 2021 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	December 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $3,909,780; $3,388,418)	$ 4,031,523	$ 3,549,810
Equity securities (cost $754,536; $$695,150)	970,939	803,851
Short-term investments (cost $141,206; $376,547)	140,127	375,609
Total investments	5,142,589	4,729,270
Cash	335,557	348,479
Receivables:
Premiums	621,740	599,070
Allowance for credit losses on premiums receivable	(6,000)	(10,000)
Premiums receivable, net of allowance for credit losses	615,740	589,070
Accrued investment income	43,299	42,985
Other	7,600	10,730
Total receivables	666,639	642,785
Reinsurance recoverables	45,000	48,579
Allowance for credit losses on reinsurance recoverables	—	(91)
Reinsurance recoverables, net of allowance for credit losses	45,000	48,488
Deferred policy acquisition costs	258,259	246,994
Fixed assets, net	191,332	178,923
Operating lease right-of-use assets	31,967	40,554
Current income taxes	20,108	—
Goodwill	42,796	42,796
Other intangible assets, net	10,255	11,322
Other assets	27,970	38,635
Total assets	$ 6,772,472	$ 6,328,246

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$ 2,226,430	$ 1,991,304
Unearned premiums	1,519,799	1,405,873
Notes payable	372,931	372,532
Accounts payable and accrued expenses	169,125	194,421
Operating lease liabilities	34,577	43,825
Current income taxes	—	10,426
Deferred income taxes	53,569	41,132
Other liabilities	255,760	236,136
Shareholders' equity	2,140,281	2,032,597
Total liabilities and shareholders' equity	$ 6,772,472	$ 6,328,246

OTHER INFORMATION
Common stock shares outstanding	55,371	55,358
Book value per share	$38.65	$36.72
Statutory surplus (a)	$1.83 billion	$1.77 billion
Net premiums written to surplus ratio (a)	2.11	2.04
Debt to total capital ratio (b)	14.9%	15.6%
Portfolio duration (including all short-term instruments) (a)(c)	3.4 years	3.0 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,122	1,116
Homeowners PIF	705	671
Commercial Auto PIF	39	38

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$958,266	$921,860	$3,741,948	$3,555,635
Change in net unearned premiums	(25,588)	(26,332)	113,421	55,908
Net premiums written	$932,678	$895,528	$3,855,369	$3,611,543

Incurred losses and loss adjustment expenses	$778,637	$629,716	$2,760,155	$2,395,343
Change in net loss and loss adjustment expense reserves	(94,360)	(49,466)	(248,208)	(91,539)
Paid losses and loss adjustment expenses	$684,277	$580,250	$2,511,947	$2,303,804

Net income	$30,473	$166,743	$247,937	$374,607
Less: Net realized investment gains	54,705	114,189	111,658	85,731
Tax on net realized investment gains (b)	11,488	23,980	23,448	18,004
Net realized investment gains, net of tax	43,217	90,209	88,210	67,727
Operating (loss) income	$(12,744)	$76,534	$159,727	$306,880

Per diluted share:
Net income	$0.55	$3.01	$4.48	$6.77
Less: Net realized investment (losses) gains, net of tax	0.78	1.63	1.59	1.22
Operating (loss) income (c)	$(0.23)	$1.38	$2.88	$5.54

Combined ratio			98.3%	93.1%
Effect of estimated prior periods' loss development			0.7%	(0.6)%
Combined ratio-accident period basis			99.0%	92.5%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Based on federal statutory rate of 21%.
(c)	Operating income per diluted share for each of the twelve months ended December 31, 2021 and 2020 does not sum due to rounding.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060